UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------


                           Frisco Bay Industries Ltd.
             (Exact name of registrant as specified in its charter)


              Canada                                           13-3711775
  (State or other jurisdiction of                           (I.R.S. Employer
         incorporation or                                  Identification No.)
           organization)

                                  160 Graveline
                       St. Laurent, Quebec, Canada H4T 1R7
                                 (514) 738-7300
          (Address, including Zip Code, of principal executive offices)

                              --------------------

                 Frisco Bay Industries Ltd. Stock Incentive Plan
                            (Full title of the Plan)

                                 --------------


                                 Barry E. Katsof
                                  160 Graveline
                       St. Laurent, Quebec, Canada H4T 1R7
                                 (514) 738-7300
            (Name and address, including Zip Code, telephone number
                      and area code, of agent for service)


                                 ---------------


                         CALCULATION OF REGISTRATION FEE
===================================================================================================

 Title of Securities      Amount to be     Proposed Maximum    Proposed Maximum      Amount of
   to be Registered        Registered          Offering           Aggregate        Registration
                                          Price Per Share(1)    Offering Price          Fee
---------------------------------------------------------------------------------------------------
 Common Stock,           625,015 shares         $11.20          $7,000,168.00         $644.02
  no par value
===================================================================================================


(1) The shares being registered are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price of such shares is estimated solely for the purpose of determining the registration fee and is based upon the high and low prices of the Common Stock ($11.25 and $11.15, respectively) reported on the Nasdaq National Market on January 8, 2003.

                                EXPLANATORY NOTE

      Frisco Bay Industries Ltd. (the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 1) additional shares of Company common stock, no par value (the "Common Stock"), that may be subject to options granted under the Company's Stock Incentive Plan and 2) resales of certain shares of Company Common Stock, previously issued under the Company's Stock Incentive Plan to certain Company directors and executive officers.

      This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with the requirements of Part I of Form F-3 under the Securities Act. The second part contains information required in the registration statement under Part II of Form S-8.

                                     PART I

                               REOFFER PROSPECTUS

                            -------------------------

                           FRISCO BAY INDUSTRIES LTD.
                                  160 GRAVELINE
                       ST. LAURENT, QUEBEC, CANADA H4T 1R7
                                 (514) 738-7300

                            -------------------------

                         175,015 SHARES OF COMMON STOCK

      Up to an aggregate of 175,015 shares of common stock, no par value (the "Common Stock"), of Frisco Bay Industries Ltd., a Canadian corporation (the "Company" or "Frisco Bay"), may be offered and sold from time to time by the stockholders of the Company identified in this reoffer prospectus. See "Selling Stockholders" beginning on page three. The Company's common stock is traded on the Nasdaq National Market under the symbol "FBAY."

      This reoffer prospectus has been prepared for the purpose of registering the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), to allow future sales by the selling stockholders in the manner described under the caption "Plan of Distribution" beginning on page four. To the knowledge of the Company, the selling stockholders have no arrangement with any brokerage firm for the sale of the Common Stock. The selling stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of the Common Stock by the selling stockholders and any commissions or discounts received by brokers or dealers in connection with the sale of the Common Stock may be deemed to be underwriting compensation under the Securities Act.

      YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE ONE OF THIS REOFFER PROSPECTUS BEFORE PURCHASING ANY OF THE COMMON STOCK OFFERED.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus may only be used where it is legal to sell these securities. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

             The date of this reoffer prospectus is January 8, 2003
                            -------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
THE COMPANY..................................................................1

RISK FACTORS.................................................................1

USE OF PROCEEDS..............................................................3

SELLING STOCKHOLDERS.........................................................3

PLAN OF DISTRIBUTION.........................................................4

EXPERTS......................................................................6

LEGAL MATTERS................................................................6

WHERE YOU CAN FIND MORE INFORMATION..........................................6

INCORPORATED DOCUMENTS BY REFERENCE..........................................7

INDEMNIFICATION..............................................................8

            --------------------------------------------------------

                           FORWARD-LOOKING STATEMENTS

      Our disclosure in this reoffer prospectus (including documents incorporated by reference herein) contains "forward-looking statements." Forward-looking statements are our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. These include statements, among others, relating to our planned future actions, our research and development plans, our prospective products or product approvals, our beliefs with respect to the sufficiency of our cash and cash equivalents, plans with respect to funding operations, projected expense levels and the outcome of contingencies, such as future financial results.

      Any or all of our forward-looking statements in this reoffer prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may vary materially. The uncertainties that may cause differences include, but are not limited to, the availability of necessary funds and our ability to raise capital when needed and on reasonable terms, or at all; the market success of our products and services; developing or contracting for the necessary manufacturing processes; gaining necessary regulatory approvals and the impact of competition and technological advances on our products and services.

      We will not update forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised to consult any further disclosures we make in our reports to the Securities and Exchange Commission including our Form 20-F annual reports. Our filings list various important factors that could cause actual results to differ materially from expected results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

                                  THE COMPANY

      Frisco Bay designs, develops, markets and installs integrated systems and products predominantly for financial institutions, government agencies and major industrial corporations. The Company also provides service and support for its products and systems. The Company's systems include self-service and financial transaction processing systems, computerized time management systems and integrated security systems. Frisco Bay believes that its customers are shifting towards a "self-service" environment and are embracing technology to improve efficiency and reduce costs. The Company's products, systems and services are designed to help its clients improve their competitiveness and the cost effectiveness of their operations.

      The Company has been engaged in business in Canada for three decades and its customers include Canada's seven largest banks (based on published aggregate asset values), as well as many large corporations and government agencies. In addition, the Company has sold time management and certain financial transaction processing and security systems in the United States, Mexico and targeted European countries. Frisco Bay's customers outside of Canada primarily include dealers, banks and large institutions.

                                  RISK FACTORS

      Dependence on Suppliers. The Company relies on outside sources to manufacture and supply most of the components included in the Company's systems and products, none of which sources are contractually obligated to meet the long-term requirements of the Company. Furthermore, in those situations in which the Company is the sole distributor for certain of its suppliers, those arrangements are typically restricted geographically to Canada only. There can be no assurance that current or alternative sources will be able to supply all of the Company's demands on a timely basis. The Company currently relies upon a single, separate supplier for each of its cash dispensing units, rolled coin dispensers, currency sorters and automatic deposit systems. Although the Company believes that alternative sources are available for those components, any interruption in its supply from any supplier that currently serves as the Company's sole source could delay product and system shipments and adversely affect the Company's business, financial condition, operating results and prospects.

      Dependence on Significant Customers. The Company's sales to its five largest customers accounted, in the aggregate, for approximately 40%, 25%, and 34% of the Company's total sales during the fiscal years ended January 31, 2000, 2001, and 2002, respectively, and sales to the Company's two largest customers for each of those periods accounted for approximately 15%, 8%, and 13%, and 14%, 5%, and 7%, respectively, of total sales during those periods. There can be no assurance that any of the Company's principal customers will maintain its volume of business with the Company or that a similar volume of business would be forthcoming from new or existing customers to replace lost business, if any. The loss of one or more of the Company's existing significant customers without replacement by a customer or customers of similar volume would have a material adverse effect on the Company's business, financial condition, operating results and prospects.

      Competition. The Company's competitors include numerous financial equipment manufacturers and distributors and computer companies, many of which have greater research, development, financial and personnel resources or name recognition than the Company. There can be no assurance that the Company will be able to maintain its market share in Canada, or that it will be able to compete successfully in the United States or other markets.

      Control of Company by Management and Affiliates. As of July 31, 2002, the executive officers and Directors of the Company beneficially owned or controlled approximately 42.37% of the outstanding combined shares of Common Stock and the Company's Class A Stock, representing approximately 71.46% of the combined voting power of these classes. Class A Stock, which is not being registered pursuant to this registration statement, is entitled to four votes per share. As a result of the magnitude of their holdings and their contractual arrangements, the Company's current principal shareholders could hinder or preclude an unsolicited acquisition of the Company and that fact could have an adverse effect on the market price of the Common Stock. Further, the current principal shareholders have the ability to elect all the Company's Directors and to control the outcome of all other issues submitted to the Company's shareholders for the foreseeable future.

      Dependence on Key Individuals and Qualified Personnel. Barry E. Katsof, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Ronald G. Waxman, Vice-Chairman of the Board of Directors, have been primarily responsible for the development and expansion of the Company's business, and the loss of the services of either of or both those individuals could have a material adverse effect on the Company. The Company currently has three-year employment agreements with each of Messrs. Katsof and Waxman, expiring on April 30, 2003. In addition, the Company has purchased and is the beneficiary of $1 million key-man insurance policies on the lives of each of Messrs. Katsof and Waxman. Because of the specialized technical nature of the Company's business, the Company is dependent upon its ability to continue to attract and retain qualified management, marketing, engineering and technical personnel. There is intense competition for qualified personnel in the Company's business and in related businesses and there can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development of its business.

      Absence of Dividends. The Company has not paid any cash dividends and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Company anticipates that earnings, if any, will be retained to finance future growth.

      Anti-Takeover Provisions. In addition to the voting control held by officers, Directors and principal shareholders, the Company is subject to agreements and provisions that could hinder or preclude an unsolicited acquisition of the Company. The Company's Articles of Amalgamation authorize the Board of Directors to issue, without shareholder authorization, shares of preferred stock, in one or more designated series or classes. The Articles of Amalgamation also provide for the Board of Directors to be divided into three classes which serve for staggered three-year terms and include a "fair price provision" which requires that 85% of the voting power of the Company approve any merger, or similar extraordinary transaction, with an acquirer who owns 10% or more of the voting power of the Company where the merger has not previously been approved by independent Directors of the Company. Any of these agreements or provisions could discourage, hinder or preclude an unsolicited acquisition of the Company and could make it less likely that shareholders receive a premium for their shares as a result of any unsolicited acquisition attempt. These provisions may also have a depressive effect on the market price of the Common Stock.

      Exchange Rate Risk. The Company records its transactions and prepares its financial statements in Canadian dollars. During the Company's 2002 fiscal year, a material percentage of the Company's business, including approximately 6% of its sales and approximately 50% of the Company's purchases of equipment, parts and supplies, was transacted in currencies other than the Canadian dollar. Any change in the value of, for example, the United States dollar against the Canadian dollar would affect United States revenues and earnings of the Company when translated into Canadian dollars. The same result might be recognized if sales were made by the Company in countries other than Canada at material levels.

      However, as the Company monitors exchange rate fluctuations on a regular basis, makes corresponding changes as necessary to the price of its products and services, and partially hedges its exchange rate risk through the purchase of currency options contracts, the Company does not anticipate that exchange rate fluctuations would have a material effect on future Company earnings. However, there can be no assurance that the Company will be able to hedge successfully against all exchange rate risk in the future.

      Service of Legal Process and Enforcement of Judgments. It may be difficult for investors to effect service of process and to enforce judgments against the Company or those of its officers and Directors who are not resident in or citizens of the United States. The Company is a Canadian federal corporation. All of its Directors and officers, except two Directors, are residents of Canada and all or a substantial portion of the assets of each of those persons and a substantial portion of the assets of the Company are located outside the United States. Consequently, it may be difficult for United States investors to effect service within the United States upon the Company or upon Directors or officers of the Company, or to satisfy judgments of courts of the United States predicated upon civil liabilities under United States federal securities laws.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Common Stock by the selling stockholders to others. All sales proceeds will be received by the selling stockholders.

                              SELLING STOCKHOLDERS

      The shares of Common Stock to which this reoffer prospectus relates are being registered for reoffers and resales by the selling stockholders, who have, or will, acquire the Common Stock pursuant to exercises of options for Common Stock previously granted to the selling stockholders under the Company's Stock Incentive Plan.

      The table below sets forth with respect to the selling stockholders, based upon information available to the Company as of July 31, 2002, the number of shares of Company Common Stock owned, the number of shares of Common Stock registered by this reoffer prospectus and the number and percent of outstanding shares of Company Common Stock that will be owned after the sale of the registered Common Stock assuming the sale of all of the registered Common Stock.

--------------------------------------------------------------------------------

                                                      NUMBER OF   PERCENTAGE OF
                   NUMBER OF     NUMBER OF SHARES     SHARES OF     SHARES OF
                   SHARES OF     OF COMPANY COMMON     COMPANY       COMPANY
                COMPANY COMMON   STOCK REGISTERED   COMMON STOCK   COMMON STOCK
    SELLING       STOCK OWNED     BY THIS REOFFER    OWNED AFTER   OWNED AFTER
  STOCKHOLDER     BEFORE SALE       PROSPECTUS          SALE           SALE
--------------------------------------------------------------------------------

Barry E.            45,000            45,000             -0-            -0-
Katsof(1)
--------------------------------------------------------------------------------

Ronald G.
Waxman(2)           45,000            45,000             -0-            -0-
--------------------------------------------------------------------------------

Jan Westlund(3)     30,015            30,015             -0-            -0-
--------------------------------------------------------------------------------

Abraham
Nozetz(4)           22,500            22,500             -0-            -0-
--------------------------------------------------------------------------------

Brahm M.
Gelfand(5)          22,500            22,500             -0-            -0-
--------------------------------------------------------------------------------

James G.            10,000            10,000             -0-            -0-
Spencer(6)
--------------------------------------------------------------------------------

(1) Mr. Katsof is the Chief Executive Officer of the Company and Chairman our Board of Directors.

(2)   Mr. Waxman is the Vice Chairman of our Board of Directors.

(3)   Mr. Westlund is a Director of the Company.

(4)   Mr. Nozetz is a Director of the Company.

(5)   Mr. Gelfand is a Director of the Company.

(6)   Mr. Spencer is a Director of the Company.

      Mr. Katsof and Mr. Waxman beneficially own 546,793 and 252,707 shares of the Company's Class A Common Stock, constituting, together with Common Stock beneficially owned by them, approximately 46% and 21%, respectively, of the aggregate voting power of the Company's outstanding voting securities. Neither Mr. Katsof nor Mr. Waxman plan to dispose of any of their shares of the Company's Class A Common Stock and such shares are not being registered under the Securities Act or being offered pursuant to this reoffer prospectus.

      Messrs. Westlund, Nozetz, Gelfand, and Spencer do not own any shares of the Company's Class A Common Stock.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their pledgees, donees, assignees or transferees may sell any or all of the shares of Common Stock for value at any time or from time to time under this reoffer prospectus in one or more transactions on the Nasdaq Stock Market or any stock exchange, market or trading facility on which the Common Stock is traded, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may use any one or more of the following methods when selling shares:

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            o an exchange distribution in accordance with the rules of the applicable exchange;

            o     privately negotiated transactions;

            o     underwritten offerings;

            o     short sales;

            o agreements by the broker-dealer and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

            o     a combination of any such methods of sale; and

            o     any other method permitted by applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, under Section 4(1) of the Securities Act or directly to the Company in certain circumstances rather than under this reoffer prospectus.

      Unless otherwise prohibited, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the position they assume with the selling stockholders. The selling stockholders may also engage in short sales, puts and calls, forward-exchange contracts, collars and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. If the selling stockholders sell shares short, they may redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or financial institutions which require the delivery to the broker-dealer or the financial institution of the shares. The broker-dealer or financial institution may then resell or otherwise transfer such shares pursuant to this reoffer prospectus. In addition, the selling stockholders may loan their shares to broker-dealers or financial institutions who are counterparties to hedging transactions and the broker-dealers, financial institutions or counterparties may sell the borrowed shares into the public market. The selling stockholders may also pledge their shares to their brokers or financial institutions and under the margin loan the broker or financial institution may, from time to time, offer and sell the pledged shares. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or financial institutions regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

      The selling stockholders and any broker-dealers that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

      There is no assurance that the selling stockholders will sell all or any portion of the shares of Common Stock offered under this reoffer prospectus.

      The Company will pay all expenses in connection with this offering and will not receive any proceeds from sales of any Common Stock by the selling stockholders.

                                     EXPERTS

      The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report (Form 20-F) for the year ended January 31, 2002, have been audited by Richter, Usher & Vineberg, Chartered Accountants, for the year ended January 31, 2002, and by Ernst & Young LLP, Chartered Accountants, for the year ended January 31, 2001, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby with respect to matters of Canadian law will be passed upon for the Company by Lapointe Rosenstein, Montreal Quebec.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual reports and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

Additional information about the Company may also be obtained at the Company's web site at http://www.friscobay.com.

      The Company has filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the Common Stock. This reoffer prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this reoffer prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

                       INCORPORATED DOCUMENTS BY REFERENCE

      The SEC allows the Company to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information.

      The following documents, which have been filed by Frisco Bay Industries Ltd. (the "Company" or "Registrant") with the Commission, are incorporated herein by reference:

      (1) the Registrant's Report on Form 6-K, filed with the Commission on December 17, 2002, which contains the unaudited interim financial statements of the Company for the period ending October 31, 2002;

      (2) the Registrant's Annual Report on Form 20-F, filed with the Commission on July 31, 2002, which contains the audited financial statements of the Company for the fiscal year ended January 31, 2002;

      (3) the Registrant's Report on Form 6-K, filed with the Commission on July 3, 2002;

      (4) the Registrant's Registration Statement on Form 8-A, filed with the Commission on August 18, 1993, and as amended on October 5, 1993, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, which incorporates by reference the description of the Common Stock contained in the Registrant's Prospectus, and any amendment or report filed with the Commission for purposes of updating such description;

      (5) the Registrant's Registration Statement on Form S-8, filed with the Commission on February 5, 1996 (File Number 333-01002), and as amended on February 10, 1997 (File Number 333-6430), other than the Registrant's Annual Report on Form 20-F, filed with the Commission on June 27, 1995.

      All documents that we have filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the completion of the offering, including subsequent annual reports filed on Form 20-F, shall be deemed to be incorporated by reference into this reoffer prospectus and to be part of this reoffer prospectus from the date of filing of these documents.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this reoffer prospectus is delivered, a copy of any or all documents incorporated by reference into this reoffer prospectus except the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You may request copies by writing or telephoning Heather Halickman, Vice President, Human Resources and Secretary, Frisco Bay Industries Ltd. 160 Graveline, St. Laurent, Quebec, Canada H4T 1R7; telephone number (514) 738-7300.

                                 INDEMNIFICATION

      The Company is subject to the Canada Business Corporations Act which provides that a corporation may indemnify its present or former directors and officers and individuals who act or have acted at the corporation's request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including all amounts paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he is involved by reason of such association with the corporation or other entity. However, no indemnification is available thereunder unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, the other entity, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      The Canada Business Corporations Act further provides that a corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding of the nature referred to above; provided, however, that the individual must repay such moneys if he does not fulfill the conditions entitling him to indemnification described above.

      The Company's By-Laws provide that, subject to the limitations contained in the Canada Business Corporations Act, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Company or body corporate, if (a) he acted honestly and in good faith with a view to the best interest of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      A policy of directors' and officers' liability insurance is maintained by the Company for the benefit of directors and officers of the Company which insures them for losses as a result of claims based upon acts or omission as directors and officers, including liabilities arising under the Securities Act of 1933.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by Frisco Bay Industries Ltd. (the "Company" or "Registrant") with the Commission, are incorporated herein by reference:

      (1) the Registrant's Report on Form 6-K, filed with the Commission on December 17, 2002, which contains the unaudited interim financial statements of the Company for the period ending October 31, 2002;

      (2) the Registrant's Annual Report on Form 20-F, filed with the Commission on July 31, 2002, which contains the audited financial statements of the Company for the fiscal year ended January 31, 2002;

      (3) the Registrant's Report on Form 6-K, filed with the Commission on July 3, 2002;

      (4) the Registrant's Registration Statement on Form 8-A, filed with the Commission on August 18, 1993, and as amended on October 5, 1993, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, which incorporates by reference the description of the Common Stock contained in the Registrant's Prospectus, and any amendment or report filed with the Commission for purposes of updating such description;

      (5) the Registrant's Registration Statement on Form S-8, filed with the Commission on February 5, 1996 (File Number 333-01002), and as amended on February 10, 1997 (File Number 333-6430), other than the Registrant's Annual Report on Form 20-F, filed with the Commission on June 27, 1995.

ITEM  6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is subject to the Canada Business Corporations Act which provides that a corporation may indemnify its present or former directors and officers and individuals who act or have acted at the corporation's request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including all amounts paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he is involved by reason of such association with the corporation or other entity. However, no indemnification is available thereunder unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, the other entity, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      The Canada Business Corporations Act further provides that a corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding of the nature referred to above; provided, however, that the individual must repay such moneys if he does not fulfill the conditions entitling him to indemnification described above.

      The Company's By-Laws provide that, subject to the limitations contained in the Canada Business Corporations Act, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Company or body corporate, if (a) he acted honestly and in good faith with a view to the best interest of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      A policy of directors' and officers' liability insurance is maintained by the Company for the benefit of directors and officers of the Company which insures them for losses as a result of claims based upon acts or omission as directors and officers, including liabilities arising under the Securities Act of 1933.

ITEM 8.     EXHIBITS.

            Exhibit
            No.                           Document
            ---                           --------

            5 Opinion of Lapointe Rosenstein, Canadian counsel for the Registrant, as to the legality of the securities being registered.

            23.1        Consent of Richter, Usher & Vineberg.

            23.2        Consent of Ernst & Young LLP.

            23.3 Consent of Lapointe Rosenstein (included in, and incorporated by reference to, Exhibit 5 hereto).

            24 Powers of Attorney (contained in the signature pages hereto).


ITEM 9.     UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                        (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.



      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on December 31, 2002.


                                       FRISCO BAY INDUSTRIES, LTD.

                                       By: /s/ Barry E. Katsof
                                           -------------------------------------

                                       Barry E. Katsof
                                       Chief Executive Officer and Chairman of
                                       the Board of Directors

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Barry
E. Katsof and Ronald G. Waxman, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                      TITLE                       DATE
          ---------                      -----                       ----


/s/ Barry E. Katsof          Chief Executive Officer and       December 31, 2002
--------------------------   Chairman of the Board of
Barry E. Katsof              Directors


/s/ Ronald G. Waxman         Vice Chairman of the Board of     December 31, 2002
--------------------------   Directors
Ronald G. Waxman


/s/ Robert Gagnon            Vice President, Finance and       December 31, 2002
--------------------------   Information Technology and
Robert Gagnon                Assistant Secretary
                             (Principal Financial and
                             Accounting Officer)


/s/ Abraham Nozetz           Director                          December 31, 2002
--------------------------
Abraham Nozetz


/s/ Brahm M. Gelfand         Director                          December 31, 2002
--------------------------
Brahm M. Gelfand


                             Director                          ________ __, 2002
--------------------------
Jan Westlund


                             Director                          ________ __, 2002
--------------------------
James G. Spencer

                                  EXHIBIT INDEX
                                  -------------


            Exhibit
            No.                     Document
            ---                     --------

            5 Opinion of Lapointe Rosenstein, Canadian counsel for the Registrant, as to the legality of the securities being registered.

            23.1        Consent of Richter, Usher & Vineberg.

            23.2        Consent of Ernst & Young LLP.

            23.3 Consent of Lapointe Rosenstein (included in, and incorporated by reference to, Exhibit 5 hereto).

            24 Powers of Attorney (contained in the signature pages hereto).